EXHIBIT 2

JOINT FILING AGREEMENT

The undersigned hereby agree to the joint filing of the Amendment No. 8 to Schedule 13D to which this Agreement is attached.

Dated:  December 21, 2012

DISCOVERY GROUP I, LLC
for itself and on behalf of
DISCOVERY EQUITY PARTNERS, L.P.

By Michael R. Murphy*
Michael R. Murphy
Managing Member

Daniel J. Donoghue*
Daniel J. Donoghue

Michael R. Murphy*
Michael R. Murphy

*By: /s/ Mark Buckley Mark Buckley Attorney-in-Fact for Daniel J. Donoghue Attorney-in-Fact for Michael R. Murphy